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                                 Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
Resource Bankshares Corporation

     We consent to the use in this Registration Statement on Form S-1 of Resource Bankshares Corporation of our report dated January 30, 2001, relating to the consolidated balance sheets of Resource Bankshares Corporation and subsidiaries as of December 31, 2000 and 1999, and the related consolidated statements of income, stockholders equity, and cash flows for each of the years in the three year period ended December 31, 2000, and to the reference to us under the heading "Experts" in the prospectus.


                                /s/ Goodman & Company, L.L.P.



Norfolk, Virginia
May 1, 2001